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                                                                    EXHIBIT 23.1




             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


We hereby consent to the incorporation by reference in the Registration Statements of Broadview Media, Inc. on Form S-8 (Nos. 33-69036, 333-83769 and 333-56054) of our report dated April 29, 2004, except for the last paragraph of
Note 3, as to which the date is May 27, 2004, appearing in the Form 10-KSB Annual Report of Broadview Media, Inc. for the year ended March 31, 2004.






                                     /s/ Lurie Besikof Lapidus & Company, LLP
                                     -------------------------------------------
                                     Lurie Besikof Lapidus & Company, LLP
                                     Minneapolis, Minnesota
                                     June 25, 2004